UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant under §240.14a-12

MEDALLION FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 4, 2024, Medallion Financial Corp. (the “Company”) issued a press release in connection with the Company’s 2024 Annual Meeting of Shareholders. A copy of the press release can be found below:

***

Independent Proxy Advisor Glass Lewis Recommends Medallion Shareholders Vote “FOR” Both of the Board’s Director Nominees on the BLUE Proxy Card

Both Top Independent Proxy Advisors Recommend “FOR” Medallion’s Nominees
and Executive Compensation

NEW YORK, NY – June 4, 2024 - Medallion Financial Corp. (NASDAQ: MFIN) (“Medallion” or the “Company”) today announced that independent proxy advisory firm Glass, Lewis & Co., LLC (“Glass Lewis”) has recommended that Medallion shareholders vote on the BLUE proxy card “FOR” ONLY the candidates nominated by the Board of Directors, Robert M. Meyer and David L. Rudnick and “FOR” the advisory vote on the compensation of the Company’s named executive officers in connection with the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”).

Medallion’s Annual Meeting will be held on June 11, 2024. Shareholders are encouraged to cast their vote ONLY FOR Medallion’s highly qualified nominees on the BLUE universal proxy card TODAY.

 In its June 3, 2024, report, Glass Lewis commented:

•	“Financially, it appears to us that the Company’s overall performance, as measured by TSR and other metrics detailed above, has been in line with or better than its peers …”

•
“On review of certain operating metrics of the Company as a whole, as well as of its consumer lending business lines (i.e. recreation and home improvement segments), which represent a major part of the Company's revenues in the past years, we believe the Company's performance was largely in line with or better than its peers.”

•	“… we believe it may be reasonable for shareholders to afford the current board with discretion and flexibility to execute on the Company’s current strategy at this time.”

•
“…we believe the board has highlighted valid potential concerns regarding the independence of the Dissident Nominees given their current employment with a significant debtholder (in the case of Mr. Hodge (sic)) and an industry competitor (in the case of Mr. Deppisch).”

Regarding Medallion’s approach to executive compensation, Glass Lewis writes:

•
“In recent years, the Company has enhanced its long-term incentive program by introducing performance stock units vesting upon achievement of predefined performance targets (i.e. pre-tax income and ROE).”

•	“…we believe the Dissident’s concerns regarding management compensation do not rise to a level that would justify supporting the board change at this time.”

Institutional Shareholder Services (“ISS”) made its recommendation FOR the company’s nominees and approach to executive compensation on May 24, 2024. To learn more about ISS’ recommendation, please visit: https://www.globenewswire.com/en/news-release/2024/05/28/2888928/0/en/Leading-Proxy-Advisor-ISS-Recommends-Medallion-Shareholders-Vote-FOR-Both-of-the-Board-s-Director-Nominees-on-the-BLUE-Proxy-Card.html

“We are pleased that Glass Lewis has joined ISS in recommending shareholders vote in favor of Medallion’s nominees and in favor of our executive compensation programs,” said Alvin Murstein, Chairman & CEO of Medallion.

Brent O. Hatch, Lead Independent Director of the Medallion Board, added: “Our Board of Directors is focused on creating value for all Medallion shareholders. We appreciate the thoughtful recommendations put forward by both Glass Lewis and ISS and encourage shareholders to support the continued execution of the Company’s strategy by voting for Medallion’s nominees on the blue proxy card today.”

The Board has nominated two highly qualified directors for re-election at the 2024 Annual Meeting – Robert M. Meyer and David L. Rudnick. These nominees bring significant relevant experience, proven leadership and a mix of tenures and perspectives to our Board that are crucial to the Company’s continued successful transformation and execution of its strategy.

Medallion reminds shareholders that every vote is important and encourages shareholders to vote TODAY on the BLUE proxy card “FOR” ONLY the Board’s nominees, Mr. Meyer and Mr. Rudnick, “FOR” the approval of the 2023 compensation paid to our named executive officers and FOR “one year” on the say-on-frequency vote. The Board urges Medallion stockholders to DISCARD all white proxy cards and materials sent by Mr. Stephen Hodges.

Stockholders who have any questions or need assistance voting may call our proxy solicitors, Alliance Advisors, toll-free at (855) 600-2578.

Medallion’s definitive proxy statement and other materials regarding the Board of Directors recommendations for the 2024 Annual Meeting can be found at www.votemedallion.com/.

About Medallion Financial Corp.
Medallion Financial Corp. (NASDAQ:MFIN) and its subsidiaries originate and service a growing portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, the impact of the pending SEC litigation, expectations regarding our loan portfolio, including collections on our medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, a description of certain risks to which Medallion is or may be subject, including risks related to the pending SEC litigation, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2023 Annual Report on Form 10-K.

Important Additional Information and Where to Find It

Medallion has filed its definitive proxy statement, accompanying BLUE proxy card and other relevant documents with the SEC in connection with the solicitation of proxies for Medallion’s upcoming 2024 Annual Meeting of Shareholders. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING MEDALLION’S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company with the SEC free of charge from the SEC’s website at www.sec.gov. In addition, copies will be available at no charge by visiting the “Investor Relations” section of Medallion’s website at www.medallion.com, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC.

Medallion Financial Contact:
Investor Relations
212-328-2176
InvestorRelations@medallion.com